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                                                                    EXHIBIT 5.1

                                 July 24, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

  RE: Registration Statement on Form S-4
     Alabama National BanCorporation

Ladies and Gentlemen:

  As counsel for Alabama National BanCorporation ("ANB"), we are familiar with the Certificate of Incorporation and the Bylaws of ANB and the above-referenced Registration Statement on Form S-4 (the "Registration Statement") relating to 1,132,887 shares of the common stock, $1.00 par value per share, of ANB (the "Shares"). We have examined such public records and corporate proceedings and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed below.

  Based upon the foregoing, we are of the opinion that the Shares will, when issued, be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          Maynard, Cooper & Gale, P.C.

                                               /s/ Christopher B. Harmon
                                          By: _________________________________
                                                   Christopher B. Harmon